UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Paxson Communications Corporation (the "Registrant") issued a press release on December 1, 2005, announcing its intention to issue up to $700 million aggregate principal amount of its Floating Rate First Priority Senior Secured Notes due 2012, and approximately $430 million aggregate principal amount of its Floating Rate Second Priority Senior Secured Notes due 2013. The Registrant stated that it intends to use the proceeds of the offering to provide the funds necessary to purchase or redeem, in connection with a cash tender offer and related consent solicitation commenced by the Registrant today, $365 million outstanding principal amount of its Senior Secured Floating Rate Notes due 2010, approximately $496.3 million outstanding principal amount at maturity of its 12¼% Senior Subordinated Discount Notes due 2009 and $200 million outstanding principal amount of its 10¾% Senior Subordinated Notes due 2008, and pay related fees and expenses. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

The Registrant also issued a press release on December 1, 2005 announcing the commencement of the cash tender offer and related consent solicitation described above. A copy of the press release is filed as Exhibit 99.2 to this report and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following items are furnished as an Exhibit to this Report:

99.1 Paxson Communications Corporation Press Release, dated December 1, 2005.

99.2 Paxson Communications Corporation Press Release, dated December 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

December 2, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Paxson Communications Corporation Press Release, dated December 1, 2005
99.2	Paxson Communications Corporation Press Release, dated December 1, 2005